UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 8, 2007

Methode Electronics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7401 W. Wilson, Chicago, Illinois		60706
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	708-867-6777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 8, 2007, Methode Electronics, Inc. issued a press release announcing that it has applied to list its common stock, par value $0.50 per share (the "Common Stock"), on the New York Stock Exchange (the "NYSE") under the new symbol "MEI". Subject to the approval by the NYSE of Methode Electronics' listing application, Methode Electronics expects that the Common Stock will begin trading on the NYSE on October 17, 2007.

Also on October 8, 2007, an officer of Methode Electronics, pursuant to authorization received from Methode Electronics' Board of Directors, informed the NASDAQ Stock Market that Methode Electronics (i) intends to transfer its listing to the NYSE and (ii) plans to request that the NASDAQ Stock Market cease listing of the Common Stock effective at the close of the market on October 16, 2007.

A copy of the press release announcing the filing of Methode Electronics' application to list the Common Stock on the NYSE is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press release dated October 8, 2007 of Methode Electronics, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methode Electronics, Inc.

October 8, 2007	By:	Douglas A. Koman

Name: Douglas A. Koman
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 8, 2007 of Methode Electronics, Inc.